Exhibit 99.1

NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 20, 2015 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2015 of $116,470,000, or $27.11 per diluted share. Net income and diluted earnings per share for the third quarter ended September 30, 2015 increased 29% and 31%, respectively, when compared to the 2014 third quarter. Consolidated revenues for the third quarter of 2015 totaled $1,402,351,000, a 17% increase from $1,203,166,000 for the comparable 2014 quarter.

For the nine months ended September 30, 2015, consolidated revenues were $3,603,733,000, 16% higher than the $3,116,530,000 reported for the same period of 2014. Net income for the nine months ended September 30, 2015 was $248,923,000, an increase of 37% when compared to the nine months ended September 30, 2014. Diluted earnings per share for the nine months ended September 30, 2015 was $58.32, an increase of 44% from $40.59 per diluted share for the comparable period of 2014.

Homebuilding
New orders in the third quarter of 2015 increased 11% to 3,258 units, when compared to 2,936 units in the third quarter of 2014. The average sales price of new orders in the third quarter of 2015 was $378,900, an increase of 1% when compared with the third quarter of 2014. Settlements increased in the third quarter of 2015 to 3,607 units, 11% higher than the third quarter of 2014. The Company's backlog of homes sold but not settled as of September 30, 2015 increased 15% on both a unit and dollar basis to 7,139 units and $2,716,947,000 when compared to September 30, 2014.

Homebuilding revenues for the three months ended September 30, 2015 totaled $1,374,467,000, 16% higher than the year earlier period. Gross profit margin was 19.1% in the 2015 third quarter, which was flat when compared to the same period in 2014. Income before tax from the homebuilding segment totaled $168,874,000 in the third quarter of 2015, an increase of 24% when compared to the third quarter of 2014.

Mortgage Banking
Mortgage closed loan production of $951,872,000 for the three months ended September 30, 2015 increased by 19% when compared to the three months ended September 30, 2014. Operating income for the mortgage banking operations during the third quarter of 2015 was $16,122,000, compared to $7,280,000 reported for the third quarter of 2014. Operating income was favorably impacted by improved leveraging of general and administrative expenses.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Homebuilding:
Revenues	$1,374,467	$1,185,160	$3,537,116	$3,068,427
Other income	643	905	2,490	2,354
Cost of sales	(1,111,672)	(960,055)	(2,880,194)	(2,497,985)
Selling, general and administrative	(88,664)	(83,881)	(279,207)	(268,096)
Operating income	174,774	142,129	380,205	304,700
Interest expense	(5,900)	(5,618)	(17,499)	(16,895)
Homebuilding income	168,874	136,511	362,706	287,805

Mortgage Banking:
Mortgage banking fees	27,884	18,006	66,617	48,103
Interest income	1,972	1,373	4,353	3,382
Other income	363	240	711	493
General and administrative	(13,916)	(12,182)	(37,888)	(37,064)
Interest expense	(181)	(157)	(456)	(397)
Mortgage banking income	16,122	7,280	33,337	14,517

Income before taxes	184,996	143,791	396,043	302,322
Income tax expense	(68,526)	(53,639)	(147,120)	(120,143)

Net income	$116,470	$90,152	$248,923	$182,179

Basic earnings per share	$28.75	$21.49	$61.34	$42.01

Diluted earnings per share	$27.11	$20.70	$58.32	$40.59

Basic weighted average shares outstanding	4,050	4,196	4,058	4,336

Diluted weighted average shares outstanding	4,296	4,354	4,268	4,489

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$375,886	$514,780
Receivables	9,850	10,021
Inventory:
Lots and housing units, covered under
sales agreements with customers	987,933	690,955
Unsold lots and housing units	110,589	131,938
Land under development	53,203	33,689
Building materials and other	9,730	12,904
	1,161,455	869,486

Assets related to consolidated variable interest entity	1,799	3,590
Contract land deposits, net	318,588	294,676
Property, plant and equipment, net	44,911	46,242
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	4,327	5,364
Other assets	305,918	302,280
	2,264,314	2,088,019

Mortgage Banking:
Cash and cash equivalents	10,407	30,158
Mortgage loans held for sale, net	260,074	205,664
Property and equipment, net	5,502	6,189
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	23,038	13,958
	306,368	263,316

Total assets	$2,570,682	$2,351,335

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$260,941	$204,622
Accrued expenses and other liabilities	301,594	289,058
Liabilities related to consolidated variable interest entity	1,619	1,618
Non-recourse debt related to consolidated
variable interest entity	—	64
Customer deposits	132,072	106,755
Senior notes	599,237	599,166
	1,295,463	1,201,283

Mortgage Banking:
Accounts payable and other liabilities	34,729	25,797
	34,729	25,797

Total liabilities	1,330,192	1,227,080

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both September 30, 2015 and December 31, 2014	206	206
Additional paid-in capital	1,420,214	1,325,495
Deferred compensation trust – 108,614 shares of
NVR, Inc. common stock as of both
September 30, 2015 and December 31, 2014	(17,333)	(17,333)
Deferred compensation liability	17,333	17,333
Retained earnings	5,136,110	4,887,187
Less treasury stock at cost – 16,573,224 and
16,506,229 shares at September 30, 2015 and
December 31, 2014, respectively	(5,316,040)	(5,088,633)
Total shareholders' equity	1,240,490	1,124,255
Total liabilities and shareholders' equity	$2,570,682	$2,351,335

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,662	1,504	5,520	4,930
North East (2)	304	310	936	896
Mid East (3)	730	653	2,686	2,369
South East (4)	562	469	1,838	1,481
Total	3,258	2,936	10,980	9,676

Average new order price	$378.9	$375.5	$377.4	$370.3

Settlements (units)
Mid Atlantic (1)	1,795	1,650	4,770	4,321
North East (2)	337	276	899	780
Mid East (3)	915	827	2,171	2,012
South East (4)	560	483	1,476	1,277
Total	3,607	3,236	9,316	8,390

Average settlement price	$380.4	$366.2	$379.2	$365.6

Backlog (units)
Mid Atlantic (1)			3,696	3,319
North East (2)			625	611
Mid East (3)			1,665	1,389
South East (4)			1,153	912
Total			7,139	6,231

Average backlog price			$380.6	$378.9

Community count (average)	469	493	473	489
Lots controlled at end of period			73,000	68,500

Mortgage banking data:
Loan closings	$951,872	$803,125	$2,449,902	$1,951,682
Capture rate	88%	86%	88%	83%

Common stock information:
Shares outstanding at end of period			3,982,106	4,166,661
Number of shares repurchased	128,097	53,988	183,128	371,727
Aggregate cost of shares repurchased	$194,161	$61,989	$263,446	$409,436

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, (703) 956-4058